Investor Presentation Ticker: EGBN EagleBankCorp.com November 2022

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: David G. Danielson P 240-552-9534 E ddanielson@eaglebankcorp.com

Biographies 3 Susan Riel CEO & President, Eagle Bancorp & EagleBank 46 years in banking 25 years with EGBN Charles Levingston EVP & Chief Financial Officer, Eagle Bancorp & EagleBank 22 years in banking 10 years with EGBN Executive Vice President and Chief Financial Officer of the Company and Bank since April 2017, previously served as Executive Vice President of Finance at the Bank. Mr. Levingston, a Certified Public Accountant, served in various financial and senior management roles at the Bank prior to his current role. Mr. Levingston joined the Bank in January 2012, and previously worked at The Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PricewaterhouseCoopers as a Manager in the Advisory practice. President and Chief Executive Officer of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company’s Board of Directors since 2017 and the Bank Board since 2018. Norman R. Pozez Executive Chair - Board of Directors 14 years with EGBN Chairman and Chief Executive Officer of The Uniwest Companies which include, Uniwest Construction, Inc., Uniwest Commercial Realty, Inc., and Uniwest Hospitality, Inc. Prior to these appointments, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia, and served as Regional Director of Real Estate and Construction for Payless Shoe Source. Mr. Pozez is a licensed Real Estate Broker in Washington, D.C., Maryland and Virginia.

Summary Statistics 4 Total Assets $10.7 billion Total Loans $7.3 billion Total Deposits $8 . 8 billion Tangible Common Equity $1. 1 billion Shares Outstanding (at close September 30, 2022) 32,082,321 Market Capitalization (at close October 28, 2022) $1.45 billion Tangible Book Value per Common Share $34.77 Institutional Ownership 76% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data at or for the quarter ended September 30, 2022 unless otherwise noted (1) Please refer to the Non-GAAP reconciliation in the appendix (2) Based on October 28, 2022 closing price of $45.35 per share and September 30, 2022 shares outstanding. (1) (1) (2)

Limited Network of Offices 5 Branch Lending Offices Offices Virginia 5 1 Maryland 6 3 Washington, DC 5 1 Total 16 5

Investment Rationale 6 Solid capitalization and conservative capital management Well-managed asset quality History of above average peer returns (ROAA) Superior efficiency with limited branch network Recognized expertise in CRE, C&I and construction lending Strategically positioned in one of the most attractive markets in the U.S. Dedicated, diverse and experienced Board focused on vision and governance

3rd Quarter 2022 Highlights 7 • Loan growth continued – Up $149.8 million from the prior quarter-end, up 2.1% from prior quarter and 8.4% annualized • Asset quality metrics stayed strong – NPAs/total assets of 0.09% at quarter-end and small net recovery for the quarter • Allowance for credit losses/loans up slightly – At 1.04%, up from 1.02% the prior quarter-end • Margin expanded – NIM increased by 8 basis points to 3.02% • Yield on interest earning assets increased by 62 basis points • Cost of funds increased by 54 basis points • Rising rates continue to negatively impact AOCI, equity and book values • Attractive dividend yield – Quarterly dividend of $0.45 per share. Based on recent closing price of $45.35 per share this is a dividend yield of 3.97% *At September 30, 2022, the balance of Accumulated Other Comprehensive Income (“AOCI”) was a loss of $210.6 million. Please refer to Non-GAAP reconciliation and footnotes in the appendices. Per share Reported AOCI Balance Adjusted to Exclude AOCI balance* Reduction Attributable to AOCI Book value $38.02 $6.57 $44.59 14.7% reduction Tangible Book Value* $34.77 $6.57 $41.34 15.9% reduction

Excess liquidity down, loans up 8 • Assets - Down from prior year end, as excess liquidity in interest bearing deposits and other short-term investments were down, but loans and unfunded commitments were up • Loans - Up $149.8 million in Q3 ‒ Up 2.1% from prior quarter ‒ Up 8.4% on an annualized basis • Unfunded commitments - Up $87 million Note: Tables are as of period end. Loans Held for Investment (“Loans HFI”). $6,851 $7,066 $7,114 $7,155 $7,304 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 (i n m ill io n s) Loans HFI

0.08% 0.07% 0.03% -0.04% 0.00% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 NCO / Average Loans 0.31% 0.26% 0.23% 0.19% 0.09% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 NPAs* / Assets Asset quality metrics remain strong 9 *Non-performing assets (NPAs) include loans 90 days past due and still accruing. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. Long track record of strong underwriting and resilient credit performance • Provision – Growth driven by loan growth and projected economic conditions • Allowance – Increased by 2 basis points • NCOs – Recovery of $57 thousand • NPAs – Remain low at $7.6 million 1.21% 1.06% 1.01% 1.02% 1.04% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Allowance for Credit Losses / Loans HFI ($8,203) ($6,412) ($2,787) $495 $3,022 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 (i n t h o u sa n d s) Provision for Credit Losses

10 Margin up, renewed focus on deposits • NIM was up 8 bps from the prior quarter ‒ Yield on earning assets up 62 bps and cost of funds up 54 bps • Deposit betas – Measuring from the 1st quarter of 2022, the beta on interest bearing deposits of 64% does not include the benefit of average noninterest bearing deposits which were 38.4% of average total deposits. Cost of funds deposit beta was 39%. • Renewed focus on compensating balances from loan customers 2.73% 2.55% 2.65% 2.94% 3.02% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Net Interest Margin 3.08% 2.81% 2.91% 3.39% 4.01% 4.59% 4.45% 4.35% 4.51% 5.10% 0.35% 0.26% 0.26% 0.45% 0.99% -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Yields & Costs Yield on Average Earning Assets Yield on Average Loans Cost of Funds *For betas, the denominator is the change in the Average Effective Fed Funds rate for the quarter, starting with 2022 Q1.

Loan portfolio benefits from higher rates 11 • Variable Rate Loans - $4.4 billion or 60.2% of loans are variable rate. • Repricing (fixed or variable) ‒ $3.4 billion or 46.8% of loans reprice within 30 days and ‒ $1.0 billion or 13.5% of loans reprice within 1 year • Floors - Almost all variable rate loans with floors are now off the floor. $278.4 million remaining at 9/30/2022. *Based on loans at amortized cost. Variable vs. Fixed as of September 30, 2022 All Variable Index (if any) Loans Loans LIBOR based 28.3% 47.0% SOFR based 16.5% 27.4% WSJ Prime based 7.7% 12.8% Other 7.7% 12.8% Total Variable 60.2% 100.0% Total Fixed 39.8% Total 100.0% Percent of*

Securities provide cash & liquidity 12 • Investment securities ‒ Down $135 million from prior quarter primarily from lower carrying values on AFS securities ‒ Portfolio positioned to manage pledging and liquidity needs ‒ 12 month projected cash flow $29.5 million per month principal and interest • HTM – Transferred $1.1 billion from AFS to HTM in Q1 *Includes allowance for credit losses. Note: Chart is as of period end. Excludes Federal Reserve and Federal Home Loan Bank stocks. AFS / HTM as of September 30, 2022 Percent Securities by of Portfolio Book Reprice Classification at Book Yield Term (years) Securities AFS 63% 1.64% 4.8 Securities HTM 37% 2.88% 7.2 Total Securities 100% 2.10% 5.7 Projected

Efficiency back to normal



Efficiency Ratio*
41.7%
54.6%
44.3%
56.6%
35.3%
56.2%
66.6%
54.2%
40.6%
53.4%
2021Q3
2021Q4
2022Q1**
2022Q2**
2022Q3
EagleBancorp
Peer Median

- **Efficiency** – Improvement over the last two quarters of 2021 (before one-time items in 1Q and 2Q 2022)
- **Net interest income** – Up on higher loan balances and yields, partially offset by higher funding costs
- **Noninterest income** – Loan fees down and residential mortgage income remains low
- **Noninterest expense** – Last two quarters had significant one-time items:
  - 1st Quarter - $5 million expense accrual reduction
  - 2nd Quarter - $22.9 million expense accrual



Net Interest Income
(in millions)
$79.0
$78.2
$80.5
$82.9
$83.9
2021Q3
2021Q4
2022Q1
2022Q2
2022Q3



Noninterest Income
(in millions)
$8.3
$10.6
$7.5
$5.6
$5.3
2021Q3
2021Q4
2022Q1
2022Q2
2022Q3



Noninterest Expense
(in millions)
$36.4
$39.3
$31.0
$59.0
$36.2
2021Q3
2021Q4
2022Q1**
2022Q2**
2022Q3

Note: Peers are depository institutions with assets from $7-$20 billion as of September 30, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.
*Computed by dividing noninterest expense by the sum of net interest income and noninterest income. Please refer to the Non-GAAP reconciliation and footnotes in the appendices.
**2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals.

EAGLE BANCORP, INC.
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Returns holding up 14 • PPNR/Assets – Up to 1.85% as revenue stable at $53 million and average assets down • Return on Average Tangible Common Equity – Disadvantaged by strong capital position with TCE/TA at 10.52% vs. peer median of 7.67% 1.46% 1.32% 1.46% 0.54% 1.29% 1.32% 1.23% 1.15% 1.21% 1.25% 2021Q3 2021Q4 2022Q1** 2022Q2** 2022Q3 Return on Average Assets EagleBancorp Peer Median 14.11% 13.35% 14.99% 5.35% 12.67% 15.46% 14.63% 14.13% 15.39% 17.36% 2021Q3 2021Q4 2022Q1** 2022Q2** 2022Q3 Return on Average Tangible Common Equity (Non-GAAP)* EagleBancorp Peer Median Note: PPNR/Average Assets and returns are annualized. *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. See Non-GAAP reconciliation for calculation of annualized PPNR. **2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals. Note: Peers are depository institutions with assets from $7-$20 billion as of September 30, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.

Solid capitalization 15 Note: Peers are depository institutions with assets from $7-$20 billion as of September 30, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Please refer to Non-GAAP reconciliation and footnotes in the appendices. • Capitalization ‒ Tangible common equity levels above peers ‒ Earnings continue to supplement capital ‒ Total Capital at 16.10% give us room to lend as opportunities arise 10.68% 10.60% 10.57% 10.60% 10.52% 8.80% 8.85% 8.08% 7.87% 7.67% 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 Tang. Common Equity / Tang. Assets (Non-GAAP)* EagleBancorp Peer Median

Tangible book, EPS & dividends



Tangible Book Value per Share
Including/Excluding AOCI*
$38.39
$38.47
$38.97
$39.41
$36.64
$40.43
$35.80
$40.55
$34.77
$41.34
2021Q3
2021Q4
2022 Q1
2022 Q2
2022 Q3
TBVPS, incl AOCI
TBVPS, excl AOCI

- **Tangible book**
  - Book and tangible book values declined in the first three quarters of 2022 as rising interest rates lowered marks on AFS securities and increased the unrealized loss recorded in AOCI.
  - At 9/30/2022 AOCI impact on TBVPS is $6.57
- **Dividend**
  - Quarterly dividend to $0.45 per share
  - Dividend yield of 3.97%(1) competitive with peers
  - 3rd Quarter 2022 payout ratio of 39%



Earnings per Share (diluted)
Report and Adjusted
$1.36
$1.36
$1.30
$1.30
$1.42
$1.27
$0.49
$1.20
$1.16
$1.16
2021Q3
2021Q4
2022Q1
2022Q2
2022Q3
EPS, Reported
EPS, Adjusted*



Dividends per Share
$0.40
$0.40
$0.40
$0.45
$0.45
2021Q3
2021Q4
2022Q1
2022Q2
2022Q3

*Chart for Tangible Book Value Per Share is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices.
**2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals. Please refer to Non-GAAP reconciliation and footnotes in the appendices.
(1) Based on most recent quarterly dividend of $0.45 per share ($1.80 per share annually) and a closing price of $45.35 per share on October 28, 2022.

EAGLE BANCORP, INC.
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Deposit mix – 33% non-interest bearing 17 *Core deposits include CDAR’s and ICS reciprocal deposits. Note: Chart is as of period end. ‒ Average noninterest bearing deposits were 38.4% of average deposits in the 3rd quarter ‒ Increased focus on commercial relationships to drive growth of noninterest bearing accounts

Loan mix – 34% C&I and Own Occ. CRE 18 – C&I and Owner Occupied CRE at 34.3% of portfolio are more of a focus than other local banks – C&I Loan Portfolio is predominantly variable rate loans – Owner Occupied Loans are key to small and mid-market relationships – DDA Operating Accounts of C&I relationships are a critical component of deposit composition strategy 34.3% Note: Chart is as of period end.

Loan Portfolio – Details

$ in millions		Commercial Real Estate		Construction									
Location	C&I	Owner Occupied CRE	Income Producing CRE	Owner Occupied Const.	CRE Construction	Land	Residential Mortgage	Consumer	TOTAL (ex PPP)	% of Total (ex PPP)	PPP	Total	Percent of Total
District of Columbia	$336.0	$303.1	$1,279.4	$36.1	$344.6	$23.3	$35.3	$9.1	$2,366.9	32.4%	$2.5	$2,369.4	32.4%
Suburban Washington													
Montgomery	$247.6	$194.7	$600.5	$12.8	$102.4	$1.4	$9.0	$22.9	$1,191.3	16.3%	$2.0	$1,193.3	16.3%
Fairfax	213.7	55.1	431.8	-	22.8	21.4	7.6	7.3	759.7	10.4%	2.7	762.4	10.4%
Prince George's	123.1	181.0	302.0	39.3	40.4	16.8	-	0.6	703.2	9.6%	-	703.2	9.6%
Loudoun	65.2	47.3	103.1	7.4	58.6	1.0	1.1	1.8	285.5	3.9%	-	285.5	3.9%
Arlington	84.5	0.4	83.1	2.4	4.7	-	1.4	0.9	177.4	2.4%	-	177.4	2.4%
Alexandria	20.4	16.5	125.1	5.8	108.4	-	-	3.3	279.5	3.8%	-	279.5	3.8%
Prince William	5.9	26.2	83.4	22.0	44.9	-	-	0.7	183.1	2.5%	-	183.1	2.5%
Frederick	8.6	-	58.8	1.8	-	-	0.6	0.4	70.2	1.0%	-	70.2	1.0%
Suburban Washington	$769.0	$521.2	$1,787.8	$91.5	$382.2	$40.6	$19.7	$37.9	$3,649.9	50.2%	$4.7	$3,654.6	50.0%
Other Maryland													
Baltimore	$52.4	$29.6	$53.0	$0.7	$16.2	$0.0	$0.0	$0.0	$151.9	2.0%	$0.0	$151.9	2.1%
Anne Arundel	19.5	21.9	55.8	0.7	4.2	12.7	1.5	0.6	116.9	1.6%	-	116.9	1.6%
Eastern Shore	9.6	8.3	47.3	-	1.7	0.2	1.1	0.9	69.1	0.9%	-	69.1	0.9%
Howard	10.7	3.1	27.1	-	-	1.2	1.4	0.8	44.3	0.6%	-	44.3	0.6%
Charles	0.8	19.5	4.0	-	-	-	-	0.2	24.5	0.3%	-	24.5	0.3%
Other MD	1.3	5.1	19.3	-	3.2	-	-	0.5	29.4	0.4%	-	29.4	0.4%
Other Maryland	$94.3	$87.5	$206.5	$1.4	$25.3	$14.1	$4.0	$3.0	$436.1	5.8%	$0.0	$436.1	6.0%
Other Virginia													
Fauquier	$0.3	-	$9.2	-	-	-	$0.0	$0.3	$9.8	0.1%	$0.0	$9.8	0.1%
Other VA	65.2	$45.7	222.4	$2.6	$0.5	$0.0	0.4	0.5	337.3	4.6%	-	337.3	4.6%
Other Virginia	$65.5	$45.7	$231.6	$2.6	$0.5	$0.0	$0.4	$0.8	$347.1	4.8%	$0.0	$347.1	4.8%
Other USA	$151.2	$133.9	$163.4	$7.6	$14.9	$12.6	$12.3	$1.4	$497.3	6.8%	$0.0	$497.3	6.8%
Total	**$1,416.0**	**$1,091.4**	**$3,668.7**	**$139.2**	**$767.5**	**$90.6**	**$71.7**	**$52.2**	**$7,297.3**	**100.0%**	**$7.2**	**$7,304.5**	**100.0%**
% of Total (ex PPP)	19.4%	15.0%	50.3%	1.9%	10.5%	1.2%	1.0%	0.7%	100.0%		NA	100.0%	
% of Total	19.4%	14.9%	50.2%	1.9%	10.5%	1.2%	1.0%	0.7%	99.9%		0.1%	100.0%	

Note: Data as of September 30, 2022.

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ADC & CRE – Concentration 20 Note: ADC and CRE concentration ratios represents concentration as a percentage of consolidated risk-based capital. CRE excludes owner occupied. Charts and data are as of period end. CRE Details ADC Details $ in millions 2021 Q4 2022 Q2 2022 Q3 Total ADC portfolio 1,508$ 1,461$ 1,548$ ADC/Total Loans 21.3% 20.4% 21.2% $ in millions 2021 Q4 2022 Q2 2022 Q3 Total CRE portfolio 4,363$ 4,425$ 4,700$ CRE/Total Loans 61.7% 61.9% 64.4%

Mortgages & FHA 21 • Mortgages –3rd quarter mix was over 90% purchase mortgage • FHA Multi-Family – Trade premiums, origination fees and mortgage servicing rights income of $1.7 million year-to-date through 9/30/2022. *Locked loans are loans for which an application is received and an interest rate is locked between the prospective borrower and the Bank. Not all locked loans close.

Appendices 22

Performance Statistics Summary

Key Ratios (as of or for the period ended)	Eagle Bancorp								Peer Median
	2017Y	2018Y	2019Y	2020Y	2021Y	2022 Q1	2022 Q2	2022 Q3	2022 Q3
Profitability									
Net Interest Margin	4.15%	4.10%	3.77%	3.19%	2.81%	2.65%	2.94%	3.02%	3.52%
Efficiency Ratio	38%	37%	40%	39%	41%	35%	67%	41%	53%
Return on Average Assets	1.41%	1.91%	1.61%	1.28%	1.49%	1.46%	0.54%	1.29%	1.25%
Return on Average Tangible Common Equity*	12.54%	16.63%	13.40%	12.03%	14.73%	14.99%	5.35%	12.67%	17.36%
Asset Quality									
Allowance for Credit Losses/Gross Loans	1.01%	1.00%	0.98%	1.41%	1.06%	1.01%	1.02%	1.04%	1.16%
NPAs + 90 Days Past Due/Total Assets	0.20%	0.21%	0.56%	0.59%	0.26%	0.23%	0.19%	0.09%	NA
Net Charge-Offs to Average Loans (annualized)	0.06%	0.05%	0.13%	0.26%	0.18%	0.03%	-0.04%	0.00%	0.02%
Reserve/NPLs (Coverage Ratio)	489%	430%	151%	180%	257%	301%	386%	997%	NA
Capital									
Tier 1 Leverage Ratio	11.45%	12.10%	11.62%	10.31%	10.19%	9.93%	10.68%	11.55%	9.63%
Tangible Common Equity/Tangible Assets*	11.61%	12.11%	12.22%	10.31%	10.60%	10.57%	10.60%	10.52%	7.67%
Total Risk Based Capital Ratio	15.02%	16.08%	16.20%	17.04%	16.15%	15.86%	15.70%	16.10%	14.30%
Valuation**								As of 10/28/2022	
Price/LTM Earnings	19.8x	11.0x	11.6x	11.1x	10.6x	-	-	9.8x	11.8
Price/Tangible Book Value	235%	167%	149%	126%	150%	-	-	130%	185%

Note: Peers are depository institutions with assets from $7-$20 billion as of September 30, 2022 (excludes savings banks, thrifts and mutuals). There were 72 depository institutions within that range as of September 30, 2022, and all were included in the peer group. Source: S&P Global Market Intelligence.

*Please refer to the Non-GAAP reconciliation and footnotes in the appendices.
**Valuation uses period-end closing stock price except for the most recent period which uses the closing stock price on October 28, 2022 with annualized EPS for the three months ended September 30, 2022 and tangible book value as of September 30, 2022. EGBN's stock price was $45.35 per share on October 28, 2022, EPS (diluted) for 2022Q3 of $1.16 was annualized to $4.64 and TBVPS was $34.77.

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Historical Balance Sheets

$'s in thousands	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022	Annualized Growth Rate 4.75 years
Assets							
Cash and Equivalents	$190,473	$321,864	$241,973	$1,789,055	$1,714,222	$144,175	-5.7%
Securities AFS*	625,592	807,645	878,557	1,191,187	2,657,561	1,692,064	23.3%
Securities HTM	-	-	-	-	-	1,114,084	NA
Total Cash and Securities	816,065	1,129,509	1,120,530	2,980,242	4,371,783	2,950,323	31.1%
Gross Loans HFI	6,411,528	6,991,447	7,545,748	7,760,212	7,065,598	7,304,498	2.8%
Less: Loan Loss Reserves	(64,758)	(69,944)	(73,658)	(109,579)	(74,965)	(75,767)	3.4%
Loans Held for Sale	25,096	19,254	56,707	88,205	47,218	9,387	-18.7%
Total Net Loans	6,371,866	6,940,757	7,528,797	7,738,838	7,037,851	7,238,118	2.7%
Real Estate Owned	1,394	1,394	1,487	4,987	1,635	1,962	7.5%
Total Intangibles	106,824	105,470	104,542	104,976	105,793	104,240	-0.5%
Other Assets	182,880	212,007	233,363	288,759	330,248	418,401	19.0%
Total Assets	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$10,713,044	7.9%
Liabilities							
Deposits	$5,853,984	$6,974,285	$7,224,391	$9,189,203	$9,981,540	$8,763,350	8.9%
FHLB Borrowings	325,000	-	250,000	350,000	300,000	515,000	10.2%
Repurchase Agreements	76,561	30,413	30,980	26,726	23,918	21,465	-23.5%
Subordinated Debt	216,905	217,296	217,687	218,077	69,670	69,763	-21.2%
Other Liabilities	56,141	58,202	74,980	92,904	121,407	123,695	18.1%
Total Liabilities	6,528,591	7,280,196	7,798,038	9,876,910	10,496,535	9,493,273	8.2%
Equity							
Common Equity	952,188	1,113,216	1,187,722	1,225,392	1,365,017	1,430,410	8.9%
Accum. Other Comp. (Loss) Income	(1,750)	(4,275)	2,959	15,500	(14,242)	(210,639)	174.2%
Total Stockholders Equity	950,438	1,108,941	1,190,681	1,240,892	1,350,775	1,219,771	5.4%
Total Liabilities and Equity	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$10,713,044	7.9%

*Includes Federal Reserve and Federal Home Loan Bank stock.

EAGLE BANCORP, INC.

24

Historical Income Statements

$ in thousands, except per share data	2017Y	2018Y	2019Y	2020Y	2021Y	2022 YTD*
Total Interest Income	$324,034	$393,286	$429,630	$389,986	$364,496	$295,483
Total Interest Expense	40,147	76,293	105,585	68,424	39,982	48,216
Net Interest Income	283,887	316,993	324,045	321,562	324,514	247,267
Provision for (reversal of) Credit Losses	8,971	8,660	13,091	45,571	(20,821)	730
Provision for (reversal of) Unfunded Commitments	-	-	-	1,380	(1,119)	1,316
Service Charges on Deposits	6,364	7,014	6,247	4,416	4,562	3,970
Gain/Loss on Sale of Loans	9,275	5,963	8,474	22,089	14,045	3,168
Gain/Loss on Sale of Securities	542	97	1,517	1,815	2,964	(172)
BOLI Revenue	1,466	1,507	1,703	2,071	2,059	1,889
Other Noninterest Income	11,725	8,005	7,758	15,305	16,755	9,470
Total Noninterest Income	29,372	22,586	25,699	45,696	40,385	18,325
Salaries and Employee Benefits	67,129	67,734	79,842	74,440	88,398	60,362
Premises and Equipment Expenses	15,632	15,660	14,387	15,715	14,876	9,926
Marketing and Advertising	4,095	4,566	4,826	4,278	4,165	3,431
Data Processing	8,220	9,714	9,412	10,702	11,709	9,054
Legal, Accounting and Professional Fees	5,053	9,742	12,195	16,406	11,510	6,030
FDIC Insurance	2,554	3,512	3,206	7,941	5,897	3,251
Other Noninterest Expenses	15,869	15,783	15,994	14,680	12,610	34,126
Total Noninterest Expense	118,552	126,711	139,862	144,162	149,165	126,180
Net Income Before Taxes	185,736	204,208	196,791	176,145	237,674	137,366
Income Taxes	85,504	51,932	53,848	43,928	60,983	38,629
Net Income	100,232	$152,276	$142,943	$132,217	$176,691	$98,737
Earnings per Share - Diluted	$2.92	$4.42	$4.18	$4.09	$5.52	$3.07

*YTD is the nine months ended September 30, 2022.

EAGLE BANCORP, INC.
25

Loan Portfolio – Income Producing CRE

$ in millions

Location	Hotel/ Motel	Industrial	Mixed Use	Multi-Family	Office & Office Condo	Retail	Family & Res. Condo	Other	Total	% of Total
District of Columbia	$187.4	$5.0	$210.1	$317.7	$192.6	$80.5	$81.2	$204.9	$1,279.4	34.8%
Suburban Washington										
Montgomery	$0.0	$25.0	$39.4	$151.8	$229.7	$13.2	$3.6	$137.8	$600.5	16.4%
Fairfax	-	2.6	1.0	47.8	177.4	57.8	10.9	134.3	431.8	11.8%
Prince George's	88.7	50.3	25.9	26.2	45.3	21.4	1.4	42.8	302.0	8.2%
Loudoun	-	14.3	0.5	-	36.0	4.5	1.7	46.1	103.1	2.8%
Arlington	46.4	-	-	0.2	35.0	-	1.5	-	83.1	2.3%
Alexandria	20.6	-	7.3	3.5	49.1	17.0	-	27.6	125.1	3.4%
Prince William	-	3.2	-	4.4	1.1	6.7	0.6	67.4	83.4	2.3%
Frederick	-	2.0	0.5	-	5.6	40.7	0.6	9.4	58.8	1.6%
Suburban Washington	$155.7	$97.4	$74.6	$233.9	$579.2	$161.3	$20.3	$465.4	$1,787.8	48.8%
Other Maryland										
Baltimore	$14.7	$2.0	$2.0	$3.2	$10.4	$8.2	$1.4	$11.1	$53.0	1.4%
Anne Arundel	33.5	2.8	-	-	1.8	6.9	-	10.8	55.8	1.5%
Eastern Shore	37.2	6.7	-	-	-	0.7	0.1	2.6	47.3	1.3%
Howard	-	6.2	-	-	2.1	8.3	3.3	7.2	27.1	0.7%
Charles	-	4.0	-	-	-	-	-	-	4.0	0.1%
Other MD	-	16.3	-	-	-	0.5	-	2.5	19.3	0.5%
Other Maryland	$85.4	$38.0	$2.0	$3.2	$14.3	$24.6	$4.8	$34.2	$206.5	5.6%
Other Virginia										
Fauquier	-	-	-	-	$6.3	$0.0	-	2.9	$9.2	0.3%
Other VA	-	22.1	26.1	29.8	67.9	31.4	6.1	39.0	222.4	6.1%
Other Virginia	-	$22.1	$26.1	$29.8	$74.2	$31.4	$6.1	$41.9	$231.6	6.3%
Other USA	23.9	2.0	50.4	59.4	0.1	2.0	1.3	24.3	163.4	4.5%
Total	**$452.4**	**$164.5**	**$363.2**	**$644.0**	**$860.4**	**$299.8**	**$113.7**	**$770.7**	**$3,668.7**	**100.0%**
% of Total	12.3%	4.5%	9.9%	17.6%	23.5%	8.2%	3.1%	21.0%	100.0%	

Note: Data as of September 30, 2022.

EAGLE BANCORP, INC.

26

Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multi-Family	Office & Office Condo	Hotel/ Motel	Mixed Use	Retail	Residential Condo	Other	Total	% of Total
District of Columbia	$39.0	$131.6	$52.9	$0.0	$97.0	$0.9	$15.4	$7.8	$344.6	44.8%
Suburban Washington										
Montgomery	$20.6	$48.0	$19.4	$0.0	$0.0	$0.0	$0.0	$14.4	$102.4	13.3%
Fairfax	19.4	-	-	-	3.4	-	-	-	22.8	3.0%
Prince George's	3.2	36.1	-	-	1.1	-	-	-	40.4	5.3%
Loudoun	-	-	-	-	2.3	-	7.0	49.3	58.6	7.6%
Alexandria	2.2	61.9	-	-	8.8	-	35.5	-	108.4	14.1%
Prince William	-	-	-	-	-	-	-	44.9	44.9	5.9%
Arlington	4.7	-	-	-	-	-	-	-	4.7	0.6%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	$50.1	$146.0	$19.4	$0.0	$15.6	$0.0	$42.5	$108.6	$382.2	49.8%
Other Maryland										
Anne Arundel	$0.7	$0.0	$0.0	$0.0	$15.5	$0.0	$0.0	$0.0	$16.2	2.1%
Baltimore	1.1	-	-	-	3.0	-	-	0.1	4.2	0.5%
Eastern Shore	-	-	-	-	-	-	1.7	-	1.7	0.2%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	3.2	-	-	-	3.2	0.4%
Other Maryland	$1.8	$0.0	$0.0	$0.0	$21.7	$0.0	$1.7	$0.1	$25.3	3.4%
Other Virginia										
Fauquier	-	-	-		-		-	-	-	0.0%
Other VA	0.5	-	-	-	-	-	-	-	0.5	0.1%
Other Virginia	$0.5	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.5	0.1%
Other USA	1.2	-	-	-	-	-	-	13.7	14.9	1.9%
Total	**$92.6**	**$277.6**	**$72.3**	**$0.0**	**$134.3**	**$0.9**	**$59.6**	**$130.2**	**$767.5**	**100.0%**
% of Total	12.1%	36.2%	9.4%	0.0%	17.5%	0.1%	7.8%	17.0%	100.0%	
Renovation	$13.4	$37.4	$19.4	$0.0	$20.9	$0.0	$0.0	$12.6	$103.7	
Ground-Up	79.2	240.2	52.9	-	113.4	0.9	59.6	117.6	663.8	

Note: Data as of September 30, 2022.

EAGLE BANCORP, INC.

27

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data	As of Period End or For the Quarter				
	2021Q3	2021Q4	2022 Q1	2022 Q2	2022 Q3
Common shareholders' equity	$1,331,697	$1,350,775	$1,279,554	$1,252,720	$1,219,771
Less: Intangible assets	(105,103)	(105,793)	(104,241)	(104,257)	(104,240)
Tangible common equity, incl. AOCI	**$1,226,594**	**$1,244,982**	**$1,175,313**	**$1,148,463**	**$1,115,531**
Reverse loss on: Accumulated other comprehensive income ("AOCI")	$ 2,316	$ 14,242	$ 121,724	$ 152,369	$ 210,639
Tangible common equity, excl. AOCI	**$ 1,228,910**	**$ 1,259,224**	**$ 1,297,037**	**$ 1,300,832**	**$ 1,326,170**
Per share					
Book value	$41.68	$42.28	$39.89	$39.05	$38.02
Less: Intangible book value	(3.29)	(3.31)	(3.25)	(3.25)	(3.25)
Tangible book value, incl AOCI	**$38.39**	**$38.97**	**$36.64**	**$35.80**	**$34.77**
Reverse loss on: AOCI	$ 0.08	$ 0.44	$ 3.79	$ 4.75	$ 6.57
Tangible book value, excl AOCI	**$ 38.47**	**$ 39.41**	**$ 40.43**	**$ 40.55**	**$ 41.34**
Total assets	$11,585,317	$11,847,310	$11,227,223	$10,941,655	$10,713,044
Less: Intangible assets	(105,103)	(105,793)	(104,241)	(104,257)	(104,240)
Tangible assets	**$11,480,214**	**$11,741,517**	**$11,122,982**	**$10,837,398**	**$10,608,804**
Tangible common equity ratio	**10.68%**	**10.60%**	**10.57%**	**10.60%**	**10.52%**
Average					
Common shareholders' equity	$1,331,022	$1,342,525	$1,341,785	$1,281,742	$1,271,753
Less: Intangible assets	(105,126)	(105,565)	(104,246)	(104,246)	(104,253)
Tangible common equity	**$1,225,896**	**$1,236,960**	**$1,237,539**	**$1,177,496**	**$1,167,500**
Net Income	$43,609	$41,620	$45,744	$15,696	$37,297
Average tangible common equity	$1,225,896	$1,236,960	$1,237,539	$1,177,496	$1,167,500
Return on avg. tangible common equity	**14.11%**	**13.35%**	**14.99%**	**5.35%**	**12.67%**

Note: Per share data is adjusted for - 5:4 stock split 3/31/2000, 7:5 stock split 6/15/2001, 1.3:1 stock split 2/28/2005; 1.3:1 stock split 7/5/2006; 10% stock dividend 10/1/2008 and 10% stock dividend 6/14/2013.

EAGLE BANCORP, INC.
28

29 Non-GAAP Reconciliation (unaudited) $ in thousands 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Efficiency Ratio Net interest income $79,045 $78,186 $80,452 $82,918 $83,897 Noninterest income 8,299 10,574 7,453 5,564 5,308 Revenue $87,344 $88,760 $87,905 $88,482 $89,205 Noninterest expense $36,375 $39,309 $31,012 $58,962 $36,206 Efficiency ratio 41.7% 44.3% 35.3% 66.6% 40.6% For the Quarter $ in thousands 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Income statement Net interest income $79,045 $78,186 $80,452 $82,918 $83,897 Non-interest income 8,299 10,574 7,453 5,564 5,308 Non-interest expense (36,375) (39,309) (31,012) (58,962) (36,206) Pre-provision net revenue ("PPNR") $50,969 $49,451 $56,893 $29,520 $52,999 Average assets $11,826,326 $12,538,596 $12,701,152 $11,701,679 $11,431,110 PPNR to average assets (%) 1.72% 1.56% 1.79% 1.01% 1.85% For the Quarter

30 Non-GAAP Reconciliation (unaudited) $ in thousands, except per share data 2022 Q1 2022 Q2 Net income $45,744 $15,696 Reversal: Accrual reduction for former CEO and Chairman ($5,000) - Reversal: Penalty, disgorgement & prejudgment interest - 22,874 Adjusted net income (non-GAAP) $40,744 $38,570 Earnings per share (diluted) $1.42 $0.49 Reversal: Penalty, disgorgement & prejudgment interest ($0.15) 0.71 Adjusted earnings per share (diluted) (non-GAAP) $1.27 $1.20 Weighted average common shares outstanding, diluted 32,110,099 32,142,427 For the Quarter

31 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, tangible book value per common share excluding accumulated other comprehensive income (“AOCI”), and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding; to calculate the tangible book value per common share excluding the AOCI, tangible common equity is reduced by the loss on the AOCI before dividing by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure. Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Adjusted net income and adjusted earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates adjusted net income for the first quarter of 2022 by subtracting from net income the $5.0 million one-time non-tax impacted accrual reduction related to share-based compensation awards and deferred compensation for the Company's former CEO and Chairman in the first quarter of 2022. The Company calculates adjusted net income for the second quarter of 2022 by excluding from net income the $22.9 million accrual of non-tax deductible expenses in connection with the Company's agreements in principle with the SEC and FRB to resolve the previously disclosed investigations with respect to the Company. The Company considers this information important to shareholders because adjusted net income and adjusted earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the costs related to the Company's former CEO and Chairman and the agreement in principle with the SEC and FRB, and allow investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted net income and adjusted earnings per share (diluted) to the nearest GAAP measure.